Exhibit 99.1

Halozyme Appoints David Ramsay as Interim Chief Financial Officer

SAN DIEGO, March 12, 2026 -- Halozyme Therapeutics, Inc. (NASDAQ: HALO) (“Halozyme” or the “Company”) today announced that David Ramsay has been appointed Interim Chief Financial Officer (CFO), effective March 23, 2026. Mr. Ramsay will oversee all financial operations while the company continues its active search for a permanent CFO.
Mr. Ramsay brings more than 30 years of strategic financial leadership across the biotechnology and life sciences sectors, including extensive experience in capital markets, corporate finance, investor relations, and operational scale-up. He previously served as Halozyme’s Chief Financial Officer from 2003 to 2009 and again from 2013 to 2015, during which time the company evolved from a private enterprise to a billion-dollar public biopharmaceutical company.
During his prior tenure as CFO, Mr. Ramsay guided the company through significant growth and played a key role in establishing Halozyme’s foundational financial and technology commercialization infrastructure. Previously, Mr. Ramsay served as Senior Vice President and Chief Financial Officer of Bonti, Inc. until its sale to Allergan plc in October 2018.
“I am thrilled to have the opportunity to work with David again,” said Dr. Helen Torley, President and Chief Executive Officer. “His deep understanding of Halozyme, combined with his exceptional capital markets expertise, investor expertise and credibility, and his longstanding record of financial leadership, makes him an invaluable partner as we advance our strategic priorities. David has made a lasting impact on Halozyme’s evolution, and we are fortunate to welcome him back into a role where his experience and leadership will be immediately impactful.”
The company’s executive search for a permanent Chief Financial Officer is well underway and progressing. Halozyme has engaged a leading executive search firm to identify candidates who bring the combination of capital markets expertise and strategy. Mr. Ramsay will remain in the role until a permanent CFO is appointed.
Mr. Ramsay holds a B.S. in business administration from the University of California, Berkeley and an M.B.A. with a dual major in finance and strategic management from The Wharton School at the University of Pennsylvania.

About Halozyme
Halozyme is a biopharmaceutical company advancing disruptive solutions to improve patient experiences and outcomes for emerging and established therapies. As the innovators of ENHANZE® drug delivery technology with the proprietary enzyme rHuPH20, Halozyme’s commercially-validated solution facilitates the subcutaneous delivery of injected drugs and fluids, reducing treatment burden and improving convenience. ENHANZE® has touched more than one million patient lives through ten commercialized products across over 100 global markets and is licensed to leading pharmaceutical and biotechnology companies including Roche, Takeda, Pfizer, Janssen, AbbVie, Eli Lilly, Bristol-Myers Squibb, argenx, ViiV Healthcare, Chugai Pharmaceutical, Acumen Pharmaceuticals, Merus N.V. and Skye Bioscience.
Halozyme expanded its drug delivery technology portfolio to develop partner products using Hypercon™ and Surf Bio’s hyperconcentration technology. Hypercon™ is an innovative microparticle technology expected to set a new standard in hyperconcentration of drugs and biologics by reducing injection volume for the same dosage and enabling administration in at‑home and healthcare‑provider settings. The addition of Surf Bio’s polymer‑based hyperconcentration technology further broadens the range of biologics that can be delivered subcutaneously, meaningfully expanding the scope of opportunities across therapeutic modalities. Together, Hypercon™ and Surf Bio’s technology complement ENHANZE® by enabling creation and delivery of highly concentrated biologics. The Hypercon™ technology has been licensed to leading biopharmaceutical partners, including Janssen, Eli Lilly and argenx.
Halozyme also develops, manufactures and commercializes drug-device combination products using advanced auto-injector technologies designed to improve convenience, reliability and tolerability, enhancing patient comfort and adherence. The Company has two proprietary commercial products, Hylenex® and XYOSTED®, partnered commercial products and ongoing development programs with Teva Pharmaceuticals and McDermott Laboratories Limited, an affiliate of Viatris Inc.
Halozyme is headquartered in San Diego, CA, with offices in Ewing, NJ; Minnetonka, MN; and Boston, MA. Minnetonka is also the site of its operations facility.
For more information, visit www.halozyme.com and connect with us on LinkedIn.

Forward-Looking Statements
This press release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts and may include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential and statements regarding Halozyme’s executive search efforts for a permanent chief executive officer, future performance and growth of Halozyme's business. Forward-looking statements are generally identified by the words "expects", "anticipates", "believes", "intends", "estimates", "plans", "will be" and similar expressions. Although Halozyme believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Halozyme, that could cause actual results and developments to differ materially from those expressed in the forward-looking information and statements. Actual results could differ materially from the expectations contained in these forward-looking statements as a result of several factors, including potential delays in hiring a permanent chief financial officer. These and other factors that may result in differences are discussed in greater detail in the Company's most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Halozyme undertakes no obligation to update or revise any forward-looking statements or any other information contained herein.
Contacts:
Tram Bui
VP, Investor Relations and Corporate Communications
609-333-7668
tbui@halozyme.com

Sydney Charlton
Teneo
917-972-8407
sydney.charlton@teneo.com